SIXTH AMENDMENT, dated as of March 16, 1995 (this
"Amendment"), to the Credit Agreement dated as of March 15, 1994 (as amended pursuant to the First Amendment thereto dated as of May 13, 1994, the Second Amendment thereto dated as of August 17, 1994, the Third Amendment thereto dated as of August 26, 1994, the Fourth Amendment and Waiver thereto dated as of January 31, 1995, the Fifth Amendment thereto dated as of February 24, 1995, and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AUDIOVOX CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"; individually a "Lender") and CHEMICAL BANK, a New York banking corporation, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").


                           W I T N E S S E T H :


          WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

          WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in the manner provided for herein;

          WHEREAS, the Agent and the Lenders are willing to agree to the requested amendments;

          NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein as defined terms are so used as so defined.

          2. Amendments to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended as follows:

          (a) by deleting clause (ii) of the definition of "Borrowing Base" appearing in such subsection and substituting in lieu thereof the following:

          "(ii) at any time on or prior to May 31, 1995, $20,000,000 and, at any time thereafter, $15,000,000";
          and

          (b)  by deleting the definition of "Maximum Direct
     Extensions of Credit" in its entirety and substituting in lieu thereof the following new definition:

               "Maximum Direct Extensions of Credit": at any time on or prior to May 31, 1995, $50,000,000, and, at any time thereafter, $20,000,000.

EXHIBIT A

          3. Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 6 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended prior to the date hereof and as amended pursuant to this Amendment.

          4. Effectiveness. This Amendment shall become effective as of the date first written above upon receipt by the Agent counterparts of this Amendment duly executed by the Borrower and the Required Lenders and acknowledged and consented to by each Subsidiary.

          5. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Agent's or the Lenders' willingness to amend, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

          6. Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

          7. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

          8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                              AUDIOVOX CORPORATION


                              By:s/
                                 Name:  Charles M. Stoehr
                                 Title:  Senior Vice President


                              CHEMICAL BANK, as Agent and as a
                                Lender


                              By:s/
                                 Name:
                                 Title:


                              NATIONAL WESTMINSTER BANK USA, as a
                                Lender


                              By:s/
                                 Name:
                                 Title:


                              THE CHASE MANHATTAN BANK, N.A., as
                                a Lender


                              By:s/
                                 Name:
                                 Title:


                              FLEET BANK, as a Lender


                              By:s/
                                 Name:
                                 Title:


                              EUROPEAN AMERICAN BANK,
                                as a Lender

                              By:s/
                                 Name:
                                 Title:

                              ACKNOWLEDGEMENT AND CONSENT


          Each of the undersigned corporations (i) as a guarantor under that certain Amended and Restated Subsidiaries Guarantee, dated as of March 15, 1992 (the "Guarantee"), made by each of such corporations in favor of the Collateral Agent and (ii) as a grantor under that certain Amended and Restated Security Agreement, dated as of March 15, 1992 (the "Security Agreement"), made by each of such corporations in favor of the Collateral Agent, confirms and agrees that the Guarantee and the Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and the Guarantee and the Security Agreement and all of the Subsidiaries Collateral (as defined in the Security Agreement) do, and shall continue to, secure the payment of all of the Obligations (as defined in the Guarantee and the Security Agreement, as the case may be) pursuant to the terms of the Guarantee or the Security Agreement, as the case may be. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement referred to in the Sixth Amendment to which this Consent is attached.


                                   QUINTEX COMMUNICATIONS CORP.


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  Vice President


                                   QUINTEX MOBILE COMMUNICATIONS CORP.


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  Vice President


                                   H & H EASTERN DISTRIBUTORS, INC.


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  Secretary


                                   HERMES TELECOMMUNICATIONS INC.


                                   By: s/
                                       Name:  Philip Christopher
                                       Title:  Vice President

                                   LENEX CORPORATION


                                   By: s/
                                       Name:  Chris Lis Johnson
                                       Title:  Secretary


                                   AMERICAN RADIO CORP.


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  Secretary


                                   AUDIOVOX INTERNATIONAL CORP.


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  Vice President


                                   AUDIOVOX CANADA LIMITED


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  Vice President


                                   WESTERN AUDIOVOX CORP.


                                   By: s/
                                       Name:  Philip Christopher
                                       Title:  Vice President


                                   CELL HOLDING CORPORATION


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  President

                                   AUDIOVOX ASIA INC.


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  President


                                   AUDIOVOX LATIN AMERICA LTD.


                                   By: s/
                                       Name:  Charles M. Stoehr
                                       Title:  President


Dated as of March 16, 1995